EXHIBIT 4.2

TRANS-CENTURY RESOURCES, INC.

SUBSCRIPTION AGREEMENT

Trans-Century Resources, Inc.

c/o Wells Fargo Bank Texas, N.A.

111 Congress Avenue

Austin, Texas 78701

Ladies and Gentlemen:

The undersigned understands that Trans-Century Resources, Inc., a Delaware corporation (the "Corporation"), is offering for sale (the "Offering") shares of the Common Stock, $0.001 par value, of the Corporation (the "Shares") pursuant to a Prospectus dated ____________, 2003 (the "Prospectus") that is part of the Corporation's Registration Statement on Form SB-2 (Registration No. 333-90312) under the Securities Act of 1933, as amended.  The Corporation is offering, on a "best efforts" basis, 1,000,000 Shares minimum and 3,350,000 Shares maximum at a price of $3.00 per Share, as more particularly described in the Prospectus.

1.

Subscription.  Subject to the terms and conditions hereof and the provisions of the Prospectus, the undersigned hereby irrevocably subscribes for ________ Shares for a total purchase price of $_______________ (the "Purchase Price").  The undersigned is executing a copy of this Subscription Agreement and is delivering the executed Subscription Agreement together with the Purchase Price to Wells Fargo Bank Texas, N.A., (the "Escrow Agent") as follows (please check one):

_____

Payment of the Purchase Price is being made by a check or bank draft payable in U.S. dollars to "Trans-Century Resources, Inc." in an amount equal to the total Purchase Price.

_____

Payment of the Purchase Price is being made by a postal express money order payable in U.S. dollars to "Trans-Century Resources, Inc." in an amount equal to the total Purchase Price.

_____

Payment of the Purchase Price is being made by a wire transfer to the Escrow Agent, Bank Routing Number 111 900 659, in an amount equal to the total Purchase Price.

_____

Payment of the Purchase Price is being made by other form of payment of immediately available funds to the Escrow Agent in an amount equal to the total Purchase Price, which payment is described as follows:

____________________________________________________________

___________________________________________________________.

2.

Acceptance of Subscription.  The undersigned agrees that his tendering of this Subscription Agreement and the Purchase Price constitutes a binding offer to purchase the Shares subscribed for and an agreement not to revoke such offer.  The undersigned further agrees that this Subscription Agreement shall not be binding on the Corporation until accepted, that the Corporation shall have the right in its sole discretion to accept or reject this Subscription Agreement, in whole or in part, and that the same shall be deemed to be accepted by the Corporation only when it is signed by a duly authorized officer of the Corporation.

3.

Representations and Warranties of the Undersigned.  The undersigned hereby represents and warrants to the Corporation and the Escrow Agent that:

(a)

He has received and read the Prospectus and he is familiar with the terms and provisions thereof.

(b)

He has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Corporation and to have the capacity to protect his own interests in connection with this transaction.

(c)

He understands that no market currently exists for the Shares and none may develop following the Offering.  He acknowledges, therefore, that he must bear the economic risk of an investment in the Shares for an indefinite period of time.

(d)

He has not distributed the offering materials to anyone.

(e)

He is not relying upon the Corporation, the Escrow Agent, or any employee, agent or affiliate thereof, with respect to the tax and other legal aspects of this investment.

(f)

He has not authorized any broker, dealer, agent or finder to act on his behalf with respect to this transaction.

(g)

He is acquiring the Shares for his own account for investment purposes and not for the account of others.

If the undersigned is a corporation or other entity, such entity also represents that it is existing and in good standing under the laws of the state of its organization and that its investment in the Shares and the execution, delivery and performance of this Subscription Agreement are within its power and authority and have been duly authorized by all necessary corporate or other action.

4.

Indemnification.  The undersigned acknowledges that he understands the meaning and legal consequences of the representations, warranties and covenants set forth in Section 3 hereof and that the Corporation and the Escrow Agent have relied and will rely upon such representations, warranties and covenants.  Therefore, he hereby agrees to indemnify and hold harmless each of the Corporation and the Escrow Agent, and the officers, directors, employees, controlling persons and agents of the Corporation and the Escrow Agent, from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of, or in connection with, a breach of any such representation, warranty or covenant, together with all reasonable costs and expenses (including attorneys' fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against.  Notwithstanding the foregoing, however, no representation, warranty, acknowledgement or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him under federal or state securities laws.

5.

Survival.  All representations, warranties and covenants contained in this Subscription Agreement, including without limitation the indemnification agreement contained in Section 4, shall survive the acceptance of this Subscription Agreement by the Corporation and any changes in the transactions, documents and instruments described in the Prospectus that are not material, and shall be binding on the heirs, executors, legal representatives, administrators, successors and assigns of the undersigned; provided, however, that if the Corporation shall have rejected this Subscription Agreement, this Subscription Agreement and all agreements of the undersigned hereunder shall automatically be cancelled.

6.

Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, if to the undersigned, at the address set forth below and if to the Corporation, at 8140 N. Mopac Expressway, Westpark III, Suite 200, Austin, Texas 78759, or at such other address as shall have been provided in writing to the party giving such notice.

7.

Governing Law.  This Subscription Agreement shall be governed and construed in accordance with the internal laws of the State of Texas, exclusive of principles of conflicts of law.

8.

Gender and Number.  Whenever required by the context of this Subscription Agreement, the singular number shall include the plural and the masculine gender shall include the feminine or neuter, and vice versa.

9.

Amendments.  This Subscription Agreement shall be modified or amended only by a writing executed by all parties hereto.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the _____ day of _______________, 2003.

Entity or Trust Signature:

Individual Signature:

__________________________

_________________________________

Name of Entity or Trust

Signature (Individual)

By:_______________________

_________________________________

Name (typed or printed)

__________________________

Print Name and Title of Person

Signing

Address:

___________________________

___________________________

___________________________

_____________________________

Social Security Number of Individual

or Other Taxpayer I.D. Number

ACCEPTED:

TRANS-CENTURY RESOURCES, INC.

By:___________________________

______________________

Name:___________________

Date

Title:____________________